To the Board of Directors and
Shareholders of Berger One
Hundred Fund, Inc.


In planning and performing our
audit of the financial statements
of Berger One Hundred Fund, Inc.
the "Fund") for the year ended
September 30, 1997, we considered
its internal control, including
control activities for safeguarding
securities, in order to determine
our auditing procedures for
the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of control
activities.  Generally, control
activities that are relevant to
an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
control activities include the
safeguarding of assets against
unauthorized acquisition, use
or disposition.

Because of inherent limitations
in internal control, errors or
irregularities may occur and not
be detected.  Also, projection
of any evaluation of
internal control to future periods
is subject to the risk that it
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants.  A material
weakness is a condition in which
the design or operation of any
specific internal control components
does not reduce to a relatively
low level the risk that errors or
irregularities in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control, including control activities
for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
September 30, 1997.

This report is intended solely
for the information and use of
management and the Board of
 Directors of Berger One Hundred
Fund, Inc. and the Securities
and Exchange Commission.




Price Waterhouse LLP
Denver, Colorado
November 11, 1997